Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Solidion Technology Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Shares of Common Stock, $0.0001 par value per share	(1)	457(o)		$	$1,656,000.00	0.0001381	$228.69
Fees to be Paid	Equity	Pre-funded warrants	(2)	Other			0.00	0.0001381	0.00
Fees to be Paid	Equity	Shares of Common Stock, $0.0001 par value per share, issuable upon exercise of pre-funded warrants	(3)	457(o)			0.00	0.0001381	0.00
Fees Previously Paid	Equity	Shares of Common Stock, $0.0001 par value per share	(4)	457(o)			14,490,000.00		2,001.07
Fees Previously Paid	Equity	Pre-funded warrants	(5)	Other			0.00		0.00
Fees Previously Paid	Equity	Shares of Common Stock, $0.0001 par value per share, issuable upon exercise of pre-funded warrants	(6)	457(o)		$	$0.00		$0.00

Total Offering Amounts:							$16,146,000.00		2,229.76
Total Fees Previously Paid:									2,001.07
Total Fee Offsets:									0.00
Net Fee Due:									$228.69

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of share splits, share dividends, recapitalizations, or other similar transactions.

Maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $1,656,000.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of share splits, share dividends, recapitalizations, or other similar transactions.

No fee pursuant to Rule 457(g) of the Securities Act.

(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of share splits, share dividends, recapitalizations, or other similar transactions.

The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $1,656,000.

(4)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of share splits, share dividends, recapitalizations, or other similar transactions.

Maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $14,490,000.

(5)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of share splits, share dividends, recapitalizations, or other similar transactions.

No fee pursuant to Rule 457(g) of the Securities Act.

(6)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of share splits, share dividends, recapitalizations, or other similar transactions.

The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $14,490,000.